Exhibit 8.1

[            ], 2009

Votorantim Celulose e Papel S.A.

Alameda Santos, 1357, 6th Floor

São Paulo—SP

Brazil

Ladies and Gentlemen:

We have acted as U.S. counsel to Votorantim Celulose e Papel S.A., a public company organized under the laws of the Federative Republic of Brazil (“VCP”), in connection with the preparation and filing of the registration statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 with respect to the stock swap merger of Aracruz Celulose S.A., a public company organized under the laws of the Federative Republic of Brazil, with VCP (the “Stock Swap Merger”). This opinion is being furnished to you at your request.

In connection with this opinion, we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Stock Swap Merger that have come to our attention during our engagement and (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Votorantim Celulose e Papel S.A.

[            ], 2009

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

Although the discussion in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations” (the “Discussion”) does not purport to discuss all possible United States federal income tax consequences of the Stock Swap Merger and subsequent ownership and disposition of VCP Securities (as defined in the Discussion), we are of the opinion that, based solely upon and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Discussion, such Discussion constitutes, in all material respects, a fair and accurate summary under current law of the anticipated material United States federal income tax consequences of the Stock Swap Merger to certain U.S. holders generally and subsequent ownership and disposition of VCP Securities to certain U.S. holders generally.

Except as expressly set forth above, we express no other opinion, including any opinion as to the United States federal, state, local, foreign, or other tax consequences of the Stock Swap Merger and subsequent ownership and disposition of VCP Securities. Further, there can be no assurances that the opinion expressed herein will be accepted by the Service or, if challenged, by a court. The opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This letter is furnished to you for use in connection with the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Votorantim Celulose e Papel S.A.

[            ], 2009

Very truly yours,